FIRST INTERSTATE BANCORP

                          1991 PERFORMANCE STOCK PLAN

        1. PURPOSE. The purpose of the 1991 Performance Stock Plan (the "Plan") is to promote the interests of First Interstate Bancorp (the "Company") and its Subsidiaries by providing performance incentives to certain of its key employees who are responsible for the management, growth and financial success of the Company. Pursuant to the Plan, stock options, stock appreciation rights, restricted stock awards, performance units and stock awards may be granted.

        2. ADMINISTRATION. The Plan shall be administered by a Committee (the "Committee") consisting of those members of the Compensation Committee of the Board of Directors of the Company who are (a) at least the minimum number of members required under Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act ("Rule 16b-3"), and (b) "disinterested" as defined under such rule. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all persons who have an interest in the Plan.

        3. ELIGIBILITY. The persons eligible to participate in the Plan shall be those key employees of the Company and its Subsidiaries selected by the Committee; provided, however, that no person shall be granted an award under the Plan who at the time owns more than 5% of the issued and outstanding common stock of the Company.

        4. SHARES SUBJECT TO THE PLAN. The shares subject to the Plan shall be shares of the Company's $2 par value Common Stock ("Common Stock"). The aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed 5,000,000, subject to adjustment pursuant to Section 9. If Restricted Stock is forfeited or an option shall terminate for any reason, except for the surrender thereof upon exercise of a related Stock Appreciation Right, without having been exercised in full, such Restricted Stock or the shares applicable to the unexercised portion of such option shall become available under the Plan for all purposes. If shares of Common Stock already owned by a Participant are tendered or exchanged under Section 5.3(b) in full or partial payment of the purchase price of an exercised option, such tendered or exchanged shares shall be added back to the number of shares available for issuance or delivery under this Plan; provided that, this sentence shall not be effective if its operation would cause this Plan to not be considered to be described under Rule 16b-3. The previous sentence notwithstanding, for purposes of determining the number of shares available for the granting of Incentive Options, the aggregate number of shares available for delivery or issuance under this Plan shall not be increased by the number of shares tendered or exchanged. Either authorized and unissued shares or treasury shares may be delivered under the Plan; provided, however, that unissued shares shall not be awarded as Restricted Stock, or pursuant to Performance Units, or as Stock Awards to any Participant unless the Committee expressly determines, after consideration of all other remuneration paid or payable to the Participant, that the services already rendered to the Company and its Subsidiaries by the Participant have a value of not less than the par value of the shares so awarded.

        5. STOCK OPTIONS. Stock options granted under the Plan may be either incentive stock options qualifying under Section 422A of the Internal Revenue Code of 1986 ("Incentive Options") or non-qualified stock options ("Non-Qualified Options"). The options shall be evidenced by agreements in such form as the Committee may, from time to time, approve and shall be subject to the following terms and conditions ("Stock Option Agreement").

        5.1 Option Price. The option price of the shares of Common Stock subject to each option shall be determined by the Committee but shall be not less than 100% of the Fair Market Value of such shares on the date of granting of the option.








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        5.2 Terms of Exercise. Each option granted under the Plan shall be exercisable in whole or in part on such term as the Committee may determine, but in no event shall the option be exercisabe within six months of or more than 10 years after the date the option is granted.

        5.3 Manner of Exercise. The option shall be exercised by giving written notice to the Company specifying the number of full shares to be purchased, accompanied by payment of the full price thereof.
Payment methods may include any of the following, as determined by the Committee at the date of grant and provided for in the Stock Option Agreement:

               (a) In cash;

               (b) In shares of Common Stock already owned by the holder of the option ("Optionee") or partly in cash and partly in shares of Common Stock. If Common Stock is used to pay the purchase price (i.e., a "Stock-for-Stock Swap Transaction"), the Common Stock used must have been owned by the Participant for at least six months prior to the date of exercise and must not have been used in a Stock-for- Stock Swap Transaction within the preceding six months (i.e., the Common Stock must be "mature"). Payments made in Common Stock shall be valued at the Fair Market Value of the Common Stock on the date of exercise. Shares of Common Stock used to pay the purchase price pusrsuant to this subsection (b) need not actually be tendered by the Participant. Instead, the Participant shall be treated as constructively tendering such shares (and receiving them back from the Company) if the Participant provides satisfactory proof to the Committee of current ownership. The actual shares of Common Stock delivered pursuant to such an exercise shall be net of the number of shares constructively tendered;

               (c) Subject to such guidelines as may be promulgated by the Committee, an Optionee may deliver a notice instructing the Company to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Company equal to the purchase price and any applicable tax withholding amount.

               5.4 Additional Terms of Incentive Options. An Incentive Option granted pursuant to the Plan:

               (a) Must be designated as an Incentive Option by the Committee;

               (b) Shall only be an Incentive Option to the extent that the Aggregate Fair Market Value of the Common Stock (determined as of the date of grant of the option) with respect to which the option is first exercisable in any calendar year does not exceed $100,000. For the purpose of the preceding sentence all options granted after 1986 by the Company and any Parent or Subsidiary wbich are intended to be incentive stock options under Section 422A of the Internal Revenue Code of 1986 shall be taken into account. To the extent the $100,000 limit is exceeded, the $100,000 in options (measured as described above) granted earliest in time will be treated as incentive stock options; and

               (c) If issuable to an employee who on the date of grant is the owner of stock (determined with application of the ownership attribution rules of Section 425(d) of the Internal Revenue Code of
        1986) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the Incentive Option price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant and the Incentive Option shall not have a term in excess of five years from the date of grant.

               5.5 Termination of Right to Exercise Options. Each option granted under this Plan shall set forth a termination date thereof, which date shall be determined by the Committee. In any event, all options granted pursuant to the Plan shall terminate upon the first to occur of the following events:



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               (a) Tne expiration of 10 years from the date such option was granted, or any earlier termination date specified in the Stock Option Agreement;

               (b) The expiration of three months from the date an Optionee ceases to be employed by the Company or a Subsidiary other than by reason of death, Retirement, Disability or termination of employment for cause as determined by the Committee;

               (c) The expiration of one year from the date an Optionee ceases to be employed by the Company or a Subsidiary by reason of Disability or death;

               (d) The expiration of three years from the date an Optionce ceases to be employed by the Company or a Subsidiary by reason of Retirement;

               (e) The termination of the Optioncee's employment for cause, as determined by the Comniittee; or

               (f) The termination of the Plan pursuant to Section 10;

provided, that if an Optionee's death occurs after the Optionee ceases to be employed by the Company or a Subsidiary for a reason other than Retirement but at a time when the Optionee has a right to exercise any options pursuant to the foregoing, the right to exercise such option shall not expire prior to one year from the date of death of the Optionee. Subsequent to termination of the Optionee's employment for any reason, only that portion of an option which was exercisable on the date of termination of employment shall be exercisable, and only during the period, if any, set forth above. Failure to exercise an Incentive Option within three months of the date Optionee ceases to be employed by the Company or a Subsidiary by reason of Retirement shall cause an Incentive Option to cease to be treated as an incentive stock option for purposes of Section 421 of the Internal Revenue Code of 1986.

        5.6 Stock Appreciation Rights. Any option granted pursuant to the Plan may, in the discretion of the Committee, contain a stock appreciation right ("Stock Appreciation Right"). A Stock Appreciation Right will permit the holder thereof to exercise such right by the surrender of the option or portion thereof which is then exercisable and receive in exchange therefor, upon such terms, restrictions and conditions as the Committee deems advisable, an amount equal to the excess of the Fair Market Value of the shares of Common Stock covered by the option surrendered or portion thereof, determined on the date of surrender, over the aggregate option exercise price of such shares. Such payment may be made in shares of Common Stock valued at Fair Market Value, in cash, or partly in cash and partly in shares of Common Stock as the holder may elect, subject to the consent or disapproval of the Committee in its sole discretion. If a Stock Appreciation Right extends to less than all the shares of Common Stock covered by the related option and if a portion of the related option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related option is less than the remaining number of shares subject to such Stock Appreciation Right.

        The Stock Appreciation Right, in addition to any other restrictions imposed by the Committee:

               (a) shall expire no later than the underlying stock option;

               (b) shall not permit the issuance of cash or shares of a value which exceeds the difference between the exercise price of the underlying stock option and the Fair Market Value of the Common Stock subject to the underlying option at the time the Stock Appreciation Right is exercised;

               (c) shall be transferable only when the underlying stock option is transferable, and under the same conditions;


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               (d) shall be exercisable only when the underlying stock option is eligible to be exercised and then only when the Fair Market Value of the stock subject to the underlying option exceeds the option exercise price; and

               (e) shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.

        In the event of the exercise of a Stock Appreciation Right, shares represented by the option or part thereof surrendered upon such exercise shall not be available for reissuance under the Plan.

        5.7 Award of Accelerated Ownership Stock Option. If the Committee so provides in the Stock Option Agreement, effective as of the date of exercise by an Optionee of all or part of an Option using "mature" Common Stock as defined in Section 5.3 of the Plan as payment for the full purchase price (except that cash may be used to purchase the nearest whole share of Common Stock), an Employee shall be granted an accelerated ownership Non-Qualified Option ("AO") to purchase at the Fair Market Value as of the date of said exercise and grant, the number of shares of Common Stock equal to the sum of the number of whole shares used by the Optionee in payment of the purchase price. An AO shall only be available during the period an Optionee is an employee of the Company or a Subsidiary. The AO may be exercised between the date of its grant and the original date of expiration of the underlying option to which the AO is related. No AO shall vest sooner than six months after its date of grant. The AO shall be evidenced by any agreement containing such additional terms and conditions as the Committee shall approve, which conditions may provide that upon exercise of any AO, an additional AO may be granted with respect to the number of whole shares used to exercise the AO.

        5.8 Options Non-transferable. No option rights shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option or Stock Appreciation Right shall be exercisable only by the Optionee or by the Optionee's guardian or legal representative. After the death of an Optionee, the option or Stock Appreciation Right may be exercised prior to its termination by the Optionce's legal representative, heir or legatee.

        6. RESTRICTED STOCK AWARDS. The award of restricted stock ("Restricted Stock") to employees may be made in the discretion of the Committee pursuant to agreements in such form as the comniittee may, from time to time, approve ("Restricted Stock Agreement"), subject to the following terms and conditions.

        6.1 Restricted Period. The Committee shall set a restricted period during which the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by this Plan and the Restricted Stock Agreement (the "Restricted Period"). If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period for any reason other than death, Disability or Retirement, all shares of Restricted Stock which are then subject to the restrictions imposed by the Committee shall upon such termination of employment be immediately forfeited and returned to the Company. If a holder of Restricted Stock ceases to be an employee of the Company or a Subsidiary during the Restricted Period by reason of death, Disability or Retirement, shares of Restricted Stock shall become free of the restrictions imposed by the Committee only to the extent determined by the Committee, and the Company will deliver to the holder, or the holder's successor, as the case may be, within 60 days, such shares of Common Stock as are freed from restrictions, and all other shares shall be forfeited and returned to the Company. The Committee may, at any time, reduce or terminate the Restricted Period. Subject to the foregoing, at the end of the Restricted Period, the holder of Restricted Stock shall be entitled to receive the Restricted Stock free of restrictions.



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        6.2 Restrictive Legend and Deposit of Certificates. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited by the Participant with the Company together with a stock power endorsed in blank and shall bear the following legend:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the registered owner and First Interstate Bancorp. A copy of such Agreement is on file in the office of the Secretary of First Interstate Bancorp, 633 West Fifth Street, Los Angeles, California 90071."

        6.3 Rights as Shareholder. Subject to the terms of the Restricted Stock Agreement, the holder of Restricted Stock shall have all the rights of a shareholder with respect to the Restricted Stock, including the right to vote such shares; provided, however, that dividends paid with respect to the shares of Restricted Stock shall be deposited with the Company and shall be subject to forfeiture until the expiration of the Restricted Period, subject to the condition that the sums so deposited shall be free of restriction and not subject to forfeiture to the extent applied by Company to satisfy that employee's withholding obligations with respect to Restricted Stock pursuant to Section 13 of the Plan, or otherwise released by the Committee in its sole discretion. The holder of Restricted Stock shall not be entitled to interest with respect to the dividends so deposited.

        6.4 Unless the purchase price of Restricted Stock is its par value, it shall be at lease equal to 50% of Fair Market Value, unless otherwise allowed under Rule 16b-3.

        7. PERFORMANCE UNITS. The award of performance units ("Performance Units") to employees shall be made in the discretion of the Committee pursuant to agreements in such form as the Committee may, from time to time, approve ("Performance Unit Agreement"), subject to the following terms and conditions.

        7.1 Payment of Shares and Dividends. Each Performance Unit shall represent one share of Common Stock and shall, at the time and to the extent it becomes vested, be payable by the delivery of one share of Common Stock, subject to the provisions of Section 9 of this Plan, or, if and to the extent provided in the Performance Unit Agreements, cash based on the Fair Market Value of the Common Stock at the time of payment. In addition, each Participant who has been awarded Performance Units shall receive additional Performance Unit credit based on the value of any dividends which would have been paid to the Participant if he or she bad owned a number of shares of Common Stock equal to the number of his or her Performance Units. The amount of such dividend credit shall be applied towards additional Performance Units for the Participant at the value of shares of Common Stock on the dividend date.

        7.2 Performance Conditions. The Performance Unit Agreements shall specify any terms and conditions relating to performance or otherwise which may be established in the discretion of the Committee.

        7.3 Management Incentive Plan Deferrals. Performance Units under this Plan may be attributable to a Participant's deferral election under the 1991 Management Incentive Plan. Such Performanre Units will be payable at the time selected by the Participant and permitted by the Committee in the applicable Performance Unit Agreement (which shall be entered into at the time of the Participant's deferral election) in shares of Common Stock, one share for each Performance Unit or, if permitted by the Administrator and provided in the Performance Unit Agreement in cash based on the Fair Market Value of the Common Stock at the time of payment.

        8. STOCK AWARDS. The award of Common Stock ("Stock Award") to employees may be made in the discretion of the Committee. Common Stock issued to a Participant pursuant to a Stock Award shall not be subject to any restrictions under the Plan.

        9. CHANGES IN CAPITALIZATION. If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether such changes


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have been occasioned by declaration of stock dividends, stock split-ups, reclassifications or recapitalization of such stock, or because the Company has merged or consolidated with some other corporation (and provided the option is not thereby terminated pursuant to Section 10 hereof), or for any other reason whatsoever, then the number and kind of shares then subject to this Plan and to outstanding options and the prices to be paid therefor, as well as any related Stock Appreciation Right, shall be proportionately adjusted by the Committee whenever and to the extent that the Committee determines that any such change equitably requires an adjustment. Any shares of Common Stock or other securities received by a holder of Restricted Stock with respect to such Restricted Stock by reason of any such change shall be subject to the same restrictions and shall be deposited with the Company.

        10. MERGERS OR CONSOLIDATIONS. If the Company, at any time, should elect to dissolve, undergo a reorganization, merge or consolidate with any other corporation and the Company is not the surviving corporation, then (unless in the case of a reorganization, merger or consolidation, one or more of the surviving corporations assumes the options under the Plan or issues substitute options in place thereof) each Optionee holding outstanding options not yet exercised shall be notified of the Optionee's right to exercise such options and any related Stock Appreciation Right to the extent then exercisable prior to such dissolution, reorganization, merger or consolidation. The Committee may, in its discretion and on such terms and conditions as it deems appropriate, authorize the exercise of such options and any related Stock Appreciation Right with respect to all shares covered thereby. Any option and related Stock Appreciation Right not so exercised within 30 days of such notification shall thereupon be deemed terminated and simultaneously the Plan itself shall be deemed terminated.

        11. ACCELERATION OF OPTIONS, STOCK APPRECIATION RIGHTS, AND RESTRICTED STOCK AWARDS. In the event of a Change in Control, (i) each option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) the Restricted Period for Restricted Stock shall immediately expire, and (iii) urless otherwise provided in Performance Unit Agreements, all Performance Units shall be immediately payable in Common Stock in the maximum amount available under the term of such Performance Unit Agreements; provided, however, that Awards other than Restricted Stock Awards shall not, in any event, be so accelerated to a date less than six months after the date of grant. Acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Rule 16b-3. Notwithstanding the foregoing, any Participant shall be entitled to decline the acceleration of all or any of his or her options, Stock Appreciation Rights or Restricted Stock if he or she determines that such acceleration may result in adverse tax consequences to him or her.

        12. EFFECT ON EMPLOYMENT. Nothing herein shall be construed to limit or restrict the right of the Company or any of its Subsidiaries to terminate the employment of any Participant in the Plan, at any time, with or without cause, or to increase or decrease the compensation of such Participant from the rate of compensation in existence at the time the employee became a Participant.

        13. WITHHOLDING. The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld by reason of Participation in the Plan but, in the alternative, the Participant may, prior to the payment of any Award, pay such amounts to the Company in cash or in shares of Common Stock (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Company may, pursuant to such rules as the Committee may establish, reduce the number of such shares so issued or transferred by such number of shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission.


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        14. ADDITIONAL DEFINITIONS. "Award" shall mean an Incentive Option, a
Non-Qualified Option, a Stock Appreciation Right, a Restricted Stock Award, a Performance Unit or a Stock Award.

        "Change in Control" of the Company means and shall be deemed to have occurred if and when (a) any "person" (as such term is used Section 13(d) of the Exchange Act) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board of Directors following such election; (c) the stockholders of the Company approve the dissolution or liquidation of the Company; (d) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate," as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (e) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary. Notwithstanding an acquisition of voting stock that otherwise meets the definition of a Change in Control, such transaction shall not constitute a Change in Control under this Plan if two criteria are met: (1) subsequent to the transaction and at all times thereafter at least 65% of the voting power of the Company's then outstanding voting securities remain widely held by the members of the general public, and (2) the Committee of the Company, or any successor committee, resolves within 30 days after the acquisition which would otherwise be treated as a Change in Control that such event shall not be so treated. For purposes of this Section, securities held by a company registered under the Investment Company Act of 1940 or by a trust qualified under Section 401 of the Internal Revenue Code shall be considered widely held by members of the general public. The resolution of the Committee shall specify the extent to which future actions by the acquiring person shall, or shall not, be treated as a Change in Control. Notwithstanding anything to the contrary contained herein, a Change in Control shall subsequently be deemed to occur at any time that the first criterion listed above ceases to be met.

        "Disability" shall mean such physical or mental condition affecting the employee as shall be determined by the Committee in its sole discretion, to constitute a disability causing a termination of employment.

        "Fair Market Value" on a specified day means the closing price on that day of the Common Stock as reported on New York Stock Exchange-Composite Tape, or if no sale of the Common Stock was so reported on that date, on the next preceding day on which there was such a sale.

        "Parent" means any corporation owning directly or indirectly 50% or more of the total combined voting power of all classes of stock of the Company.

        "Participant" means an eligible employee selected by the Comniittee to participate in the Plan.

        "Retirement" means normal or early retirement in accordance with the provisions of the First Interstate Retirement Plan.

        "Subsidiary" means any corporation of which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. If an entity ceases to be a Subsidiary, each employee of that entity shall no longer be deemed employed by the Company or a Subsidiary under the Plan (unless the employee continues to be employed by the Company or another entity which is a Subsidiary).

        15. AMENDMENT OF PLAN. The Board of Directors of the Company may make such amendments to this Plan and to any agreements thereunder as it shall deem advisable, including, but not limited to, accelerating


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the time at which an option may be exercised or the time when restrictions on
Restricted Stock shall expire. Such amendments shall be subject to shareholder approval to the extent such approval is required by Rule 16b-3 or the federal tax rules applicable to Incentive Options. Without the consent of the Participant, no amendment shall impair rights of any Participant with respect to Awards to such Participant under the Plan, except as permitted by the Plan.

        16. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall be effective upon filing with the Securities and Exchange Commission, subject to receipt of shareholder approval of the Plan at the 1991 Annual Shareholder Meeting. All Awards pursuant to the Plan prior to the receipt of shareholder approval shall be subject to receipt of such approval. If such approval is not received, the Awards shall be forfeited. The Plan shall terminate 10 years from the effective date; provided, however, that the Board of Directors of the Company may terminate the PIan at any prior time within its absolute discretion. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Award then outstanding.


                                              FIRST INTERSTATE BANCORP



                                              By ____________________________



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                                FIRST AMENDMENT
                                      TO
                               FIRST INTERSTATE
                          1991 PERFORMANCE STOCK PLAN




        First Interstate Bancorp adopted the First Interstate Bancorp 1991 Performance Stock Plan (the "Plan") effective February 7, 1991 as approved by shareholders on April 19, 1991.

        In order to have consistent treatment under First Interstate Bancorp's various plans in the event that employees become employees of another company, this amendment is being adopted. This amendment is effective August 17, 1992.


        1. New sentences have been added to Section 6.1 of the Plan to read as follows:

               In the event that employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger, or similar transaction or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to continue to credit service for purposes of satisfying the restricted period requirements set forth in the Restricted Stock Agreement. Such Committee authority shall only apply to restricted stock granted to individuals who are not subject to Section 16 of the Securities Exchange Act.



        2.     The following paragraph has been added as a new Section 17:

               17. EXPIRATION OF OPTIONS. In the event that employees of the Company or its Subsidiaries become employees of another company pursuant to a stock or asset sale, merger or similar transaction or in the event of a corporate reorganization, reduction in force or similar event, the Committee shall have the authority, which shall be exercised in its sole discretion, to modify the dates upon which options previously granted shall expire. Such Committee authority, shall only apply to options granted to individuals who are not subject to Section 16 of the Securities Exchange Act. Any modification to the terms under which the option would otherwise expire shall not cause the option to expire later than the date the option was originally scheduled to expire pursuant to the terms or the original Stock Option Agreement.


Executed at Los Angeles, California this 22nd day of August, 1995.


                                               FIRST INTERSTATE BANCORP


                                               By            /SIGNED/
                                                  -----------------------------
                                                      Executive Vice President

                                               By            /SIGNED/
                                                  -----------------------------
                                                             Secretary

                               SECOND AMENDMENT
                                      TO
                           FIRST INTERSTATE BANCORP
                          1991 PERFORMANCE STOCK PLAN

        First Interstate Bancorp adopted the First Interstate Bancorp 1991 Performance Stock Plan (the "Plan"), effective February 7, 1991 as approved by shareholders on April 1, 1991 at the Annual Shareholder's meeting.

        In order to have a consistent definition of Change in Control among First Interstate Bancorp's various plans, this Amendment is being adopted. This Amendment is effective June 20, 1994.

1.The definition of Change in Control in Section 14, Additional Definitions is amended by revising it to read as follows:

        "Change in Control" of the Company means and shall be deemed to have occurred if and when any one of the following five events occurs: (a) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"')) becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Directors do not constitute a majority of the Board of Directors following such election; (c) the stockholders of the Company approve the dissolution or liquidation of the Company; (d) the stockholders of the Company approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term "former stockholders" a stockholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used in the Exchange Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (e) the stockholders of the Company approve the sale of substantially all of the Company's business and/or assets to a person or entity which is not a Subsidiary.

        Executed at Los Angeles, California this 20th day of July, 1994 .

                                             FIRST INTERSTATE BANCORP

                                             By            /SIGNED/
                                                -------------------------------
                                                    Executive Vice President

                                             By            /SIGNED/
                                                -------------------------------
                                                           Secretary

     FIRST INTERSTATE BANCORP 1991 PERFORMANCE STOCK PLAN           Grant Date
                                                                      02-22-94
             NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is between FIRST INTERSTATE BANCORP, a Delaware corporation

 (hereinafter called the "Company"), and .....................................

(hereinafter called the "Employee").

    RECITALS:

        The Company has established the 1991 Performance Stock Plan (the "Plan"); and

        The Committee of the Board of Directors of the Company designated in the Plan (the "Committee") has approved the execution of this Non-Qualified Stock Option Agreement containing the grant of the option herein set forth to the Employee to purchase shares of the Common Stock, $2.00 par value, of the Company upon the terms and conditions hereinafter set forth.

    AGREEMENT:

        In consideration of the mutual obligations contained herein, it is hereby agreed:

        1. GRANT OF OPTION. The Company hereby grants to the Employee a Non-Qualified Option to purchase from the Company all or any part of ...............(.................) shares of its authorized Common Stock at the price of $....... per share.

        2. TERM OF OPTION. This option may be exercised (unless terminated prior to such exercise as hereinafter provided) during the periods commencing after the anniversary and for the number of shares granted as provided below:

                Anniversary Following                   Vesting
                   The Date Hereof                      Schedule
                 ------------------               ---------------------
          First Anniversary...................    25% of Shares Granted
          Second Anniversary..................    25% of Shares Granted
          Third Anniversary...................    25% of Shares Granted
          Fourth Anniversary..................    25% of Shares Granted

provided, however, that this option shall be exercised for full shares only and shall not be exercised for less than 50 shares at any one time unless the remaining shares covered hereby is less than 50. In the event that the Employee shall not in any year purchase all or any part of the shares which the Employee is entitled to purchase in such year, the Employee's right to purchase any shares not purchased in such year shall continue until the expiration or termination of this option, which in no event shall be more than ten (10) years from the date of grant.

        3. EXPIRATION OF OPTION. This option shall expire and all rights to purchase shares hereunder shall cease at 5:00 o'clock p.m., California time, on ..............., or prior thereto upon the happening of the first to occur of the following events: (a) the expiration of ten (10) years from the date such option was granted, or any earlier termination date specified in the option agreements; (b) the expiration of three (3) months from the date the Employee ceases to be employed by the Company or a Subsidiary other than by reason of death, Retirement, Disability or termination of employment for cause as determined by the Committee; (c) the expiration of one (1) year from the date the Employee ceases to be employed by the Company or a Subsidiary by reason of Disability or death; (d) the expiration of three (3) years from the date the Employee ceases to be employed by the Company or a Subsidiary by reason of Retirement;
(e) the termination of the Employee's employment for cause, as determined bv the Committee; (f) the termination of the Plan pursuant to Section 10, provided, that if the Employee's death occurs after the Employee ceases to be employed by the Company or a Subsidiary for a reason other than Retirement but at a time when the Employee has a right to exercise any options pursuant to the foregoing, the right to exercise such option shall be extended for one year from the date of death of the Employee. Subsequent to termination of the Employee's employment for any reason, only that portion of an option which was exercisable on the date of termination of employment shall be exercisable, and only during the period, if any, set forth above.

        4. NONTRANSFERABILITY OF OPTION. This option shall be nonassignable and nontransferable by the Employee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Employee only by the Employee or by the Employee's guardian or legal representative. After the death of the Employee, this option may be exercised prior to its termination by the Employee's legal representative, heir or legatee, to the extent permitted in the Plan. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provision hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void. Until written notice of any permitted passage of rights under this option shall have been given to and received by the Secretary of the Company, the Company may, for all purposes, regard the Employee as the holder of this option.

        5. EXERCISE OF OPTION. The rights granted under this Agreement may be exercised by the Employee, or by the person or persons to whom the Employee's rights under this Agreement shall have passed (a) under the provisions of
Section 4 hereof, by delivering to the Company in care of its Secretary, at 633 West Fifth Street, Los Angeles, California, 90071, written notice of the number of shares with respect to which the rights are being exercised, accompanied by this Agreement for appropriate endorsement by the Company, such investment letter as may be required by Section 10 hereof, and the consideration provided in the plan if any, provided that if the Employee intends to exercise this option by delivery of consideration consisting in whole or in part of shares of Common Stock already owned by the Employee, the Employee shall secure the prior consent of the Committee to such delivery.

        6. REGULATORY COMPLIANCE. The issue and sale of Shares of stock pursuant to this Agreement shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange upon which Common Stock of the Company may be listed.

        7. MODIFICATION AND TERMINATION. The rights of the Employee are subject to modification, acceleration and termination in certain events as provided in Sections 9, 10 and 11 of the Plan.

        8. WITHHOLDING TAX. The Employee agrees that, in the event the exercise of any rights granted in this Agreement results in the Employee's realization of income which for Federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Employee's employer, the Employee will pay to the Employee's employer an amount equal to such withholding, tax (or such employer on behalf of the Company may withhold such amount from the Employee's salary) prior to delivery to the Employee of certificates representing the shares purchased or transferred. The Company may reduce the number of shares issued as the Company may deem necessary in its sole discretion to cover its withholding obligation.

        9. HOLDER OF SHARES. Neither the Employee nor the Employee's legal representative, legatee or distributee shall be, or be deemed to be, a holder of any shares of the Company's Common Stock subject to this option unless and until such person has received a certificate or certificates therefore. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are so issued.

        10.INVESTMENT COVENANT. The Employee represents and agrees that if the Employee exercises this option in whole or in part at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares issued upon exercise hereof and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, (i) the Employee will acquire the shares upon such exercise for the purpose of investment and not with a view to the distribution thereof, (ii) that upon each such exercise of this option, the Employee will furnish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any such shares, the Employee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale ma,y lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer. Any person or persons entitled to exercise such option under the provision of Section 4 hereof shall furnish to the Company letters, opinions and certificates to the same effect as would otherwise be required of the Employee.

        11. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        12.SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their legal representatives, and permitted successors and assigns.

        13.PLAN. This Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by the Employee.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on ...............

FIRST INTERSTATE BANCORP

By:_____________________________________       ________________________________
            Chairman of the Board                         Employee

                                               ________________________________
                                                          (Address)

                                               ________________________________

                                               ________________________________

                                               Social Security No. ____________

                                               Affiliate ______________________

                           FIRST INTERSTATE BANCORP

                          1991 PERFORMANCE STOCK PLAN

                          RESTRICTED STOCK AGREEMENT


        THIS AGREEMENT is between FIRST INTERSTATE BANCORP, a Delaware corporation (hereinafter called the "Company"), and _______________ (hereinafter called the "Employee");

RECITALS:

        The Company has established the 1991 Performance Stock Plan (the "Plan"); and

        The Committee of the Board of Directors of the Company designated in the Plan (the "Committee") has approved the execution of this Restricted Stock Agreement containing the Restricted Stock award herein set forth to the Employee upon the terms and conditions set forth;

AGREEMENT:

        In consideration of the mutual obligations contained herein, it is hereby agreed:

        1. AWARD AND PURCHASE OF RESTRICTED STOCK. The Company hereby awards to Employee the right to purchase from the Company and Employee hereby agrees to purchase ____________________, ____________________ (_______________)
shares of the Company's Common Stock, $2.00 par value, receipt of which is hereby acknowledged.

        2. RESTRICTIONS ON TRANSFER. The shares of Common Stock so purchased and any additional shares attributable thereto received by Employee as a result of any stock dividend, recapitalization, merger, reorganization or similar event (collectively the "Restricted Stock") shall be subject to the restrictions set forth herein and may not be sold, assigned, transferred, pledged or otherwise encumbered during the "Restricted Period" as hereinafter defined, except as permitted hereby. The Restricted Period shall commence as of the date of this Agreement and shall terminate as follows:

                                                          PERCENTAGE
               DATE SHARES                                OF SHARES
               BECOME FREE                                FREE FROM
               FROM RESTRICTIONS                          RESTRICTIONS
               -----------------                          ------------






The Committee may, at the time of the granting to Employee of the Restricted Stock or at any time thereafter, reduce or terminate the Restricted Period otherwise applicable to all or any portion of the Restricted Stock.

        References to the Company in this Section include the Company's Subsidiaries. A transfer of the Employee's employment between Subsidiaries of the Company, or between any Subsidiary and the Company shall not be considered a termination of employment for purposes of this Agreement. Employee hereby agrees that within ten (10) days after the termination of the Employee's employment with the Company for any reason whatsoever, Employee shall deliver to the Secretary of the Company written notice of the termination of the Employee's employment with the Company. If the Employee ceases to be employed for any reason other than death, Disability or Retirement, all shares of Restricted Stock which are then subject to restrictions imposed by the Committee shall upon such termination of employment be forfeited and returned to the Company. If the Employee terminates by reason of death, Disability or Retirement, such shares shall be forfeited except to the extent such shares shall be made free from restrictions by the Committee.

        3. STOCK CERTIFICATE. Upon the purchase of the Restricted Stock by Employee, a stock certificate issued in respect of such shares of Restricted Stock shall be registered in the name of Employee and shall be deposited by Employee with the Company together with a stock power endorsed in blank.

        All stock certificates for shares of Restricted Stock during the Restricted Period shall bear the following legend:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in an Agreement entered into between the registered owner and First Interstate Bancorp. A copy of such Agreement is on file in the Office of the Secretary of First Interstate Bancorp, 633 W. Fifth Street, Los Angeles, California 90071."

        With regard to any shares of Restricted Stock which cease to be subject to restrictions pursuant to Section 2, the Company shall, within sixty
(60) days of the date such shares cease to be subject to restrictions, transfer such shares free of all restrictions set forth in the Plan and this Agreement to Employee or, in the event of such Employee's death, to Employee's legal representative, heir or legatee.

        4. SHAREHOLDER'S RIGHTS. Subject to the terms of this Agreement, during the Restricted Period, Employee shall have, with respect to the Restricted Stock, all rights of a shareholder of the Company, including the right to vote such shares; provided, however, that all dividends paid with respect to the shares of Restricted Stock while subject to the restrictions of
Section 2 shall be deposited with the Company, subject to the condition that the sums so deposited shall be free of restriction and not subject to forfeiture to the extent applied by the Company to satisfy Employee's Federal, State or local withholding tax obligations pursuant to Section 6 of this Agreement and Section 13 of the Plan, or otherwise released by the Committee in its sole discretion. The Employee shall not be entitled to interest with respect to the dividends so deposited.

        5. REGULATORY COMPLIANCE. The issue and sale of shares of Restricted Stock shall be subject to full compliance with all then applicable requirements of law and the requirements of any stock exchange upon which the Common Stock of the Company may be listed.

        6. WITHHOLDING TAX. The Employee agrees that in the event to purchase of the Restricted Stock or the expiration of restrictions thereon results in Employee's realization of income which for Federal, State or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by Employee's employer, Employee will pay to such Employee's employer an amount equal to such withholding tax (or such employer on behalf of the Company may withhold such amount from Employee's salary or from dividends deposited with the Company with respect to the Restricted Stock),

        7. INVESTMENT REPRESENTATION. Employee represents and agrees that if Employee purchases the Restricted Stock at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to the shares and there is not available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, (i) Employee will acquire the shares upon such purchase for the purpose of investment and not with a view to their resale or distribution, (ii) that upon such purchase, Employee will fumish to the Company an investment letter in form and substance satisfactory to the Company, (iii) prior to selling or offering for sale any such shares, Employee will furnish the Company with an opinion of counsel satisfactory to it to the effect that such sale may lawfully be made and will furnish it with such certificates as to factual matters as it may reasonably request, and (iv) that certificates representing such shares may be marked with an appropriate legend describing such conditions precedent to sale or transfer.

        8. FEDERAL INCOME TAX ELECTION. Employee hereby acknowledges receipt of advice that pursuant to current Federal income tax laws, (i) Employee has 30 days in which to elect to be taxed in the current taxable year on the difference between the amount paid, if any, for the Restricted Stock and the Fair Market Value thereof in accordance with the provisions of Intemal Revenue Code Section 83(b) and, (ii) if no such election is made, the taxable event will occur when the shares of Restricted Stock cease to be subject to the Company's right of repurchase, and the tax will be measured by the difference between the amount paid, if any, for the Restricted Stock and the Fair Market Value of the Restricted Stock on the date of the taxable event.

        9. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        10. SUCCESSORS. The rights under this Agreement are personal to Employee and are not transferable except in the event of Employee's death to the Employee's legal representatives, heirs or legatees. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        11. PLAN. This Agreement is subject to all of the terms and provisions of the Plan, receipt of a copy of which is hereby acknowledged by Employee. All terms defined in the Plan shall have the same meanings in this Agreement.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on ____________________.

                                        FIRST INTERSTATE BANCORP


                                        By:___________________________________
                                                  Chairman of the Board


                                        ______________________________________
                                                       Employee


                                        ______________________________________
                                                      (Address)


                                        ______________________________________



                                        ______________________________________
                                                Social Security No.

                                        ______________________________________
                                                       Affiliate

                           FIRST INTERSTATE BANCORP

                          1991 PERFORMANCE STOCK PLAN

                             STOCK UNIT AGREEMENT

                             FOR USE WITH 1994 MIP

                            (STOCK AWARD DEFERRAL)


IMPORTANT: The First Interstate Bancorp ("Bancorp") Compensation Committee ("Committee") as administrator of the First Interstate Bancorp 1991 Performance Stock Plan ("1991 PSP") has approved your request to defer into Performance Units as defined in the 1991 PSP ("Stock Units") all or a portion of the stock awarded to you under the 1991 PSP ("Stock Award") in connection with your participation in the First Interstate Bancorp 1994 Management Incentive Plan ("1994 MIP"). This Stock Unit Agreement ("Agreement") contains the terms and conditions of the grant of Stock Units under the 1991 PSP for the 1994 Performance Year pursuant to your 1994 MIP Stock Deferral Election Form ("Election Form"). Please sign, date and return the extra copy of this Agreement within ten (10) days of receipt to Judy SutterEhrenreich at First Interstate Bancorp, CA T9-34, 633 West Fifth Street, Los Angeles, California 90071.

I, the undersigned, have made a request for Stock Units under the terms of
Section I of my Election Form. I understand that the Stock Units I am awarded shall be subject to the following terms and conditions of this Agreement:

1. Award Date. The "Award Date" of the Stock Units is the date I would have been entitled to receive payment of my Stock Award under the 1991 PSP but for my deferral election under Section I of the Election Form.

2. Award of Stock Units. The number of Stock Units awarded pursuant to my
Election Form is        which is equal in value to the number of shares of First
Interstate Bancorp Common Stock, $2.00 par value ("Common Stock") included in my Stock Award, multiplied by the percent I have designated under Section I of the Election Form as the percent to be deferred into Stock Units.

3. Stock Unit Agreement. The number of Stock Units determined in Paragraph 2 above will be credited to an account in my name under the 1991 PSP as of the Award Date. Thereafter, any dividends paid on Common Stock will be credited to my account and converted into additional Stock Units in accordance with
Section 7.1 of the 1991 PSP.

4. Terms of Payment. At the time specified in Section II of the Election Form for payment of my Stock Units, Bancorp will issue shares of Common Stock equal to the number of whole Stock Units credited to my account, subject to Section 9 of the 1991 PSP. Any fractional Stock Unit will be payable in cash.

5.  Death.

    (a) If I die before the payment date I have specified in Section II of the Election Form, any payment of Stock Units due hereunder shall be paid to my beneficiary in a lump sum as soon as administratively practical.

    (b) If I have failed to designate a beneficiary or if my beneficiary does not survive me, any payment shall be made in accordance with Section 8(d) of the 1994 MIP.

6. No Assignment. The rights under this Agreement are personal to me and are not transferable except, in the event of my death, to my legal representatives, heirs or legatees.

7. Change in Control. In the event of a Change in Control as defined in
Section 14 of the 1991 PSP, as amended, payment of my entire Stock Unit award under Paragraph 4 hereunder shall be accelerated. However, there shall be no acceleration to a date less than six months after the Award Date.

8. Withholding. Any required withholding shall be made in accordance with
Section 13 of the 1991 PSP.

9. Regulatory Compliance. Any issuance of shares of Common Stock pursuant to this Agreement shall be subject to full compliance with all the applicable requirements of law and the requirements of any stock exchange upon which the Common Stock may be listed. I represent and agree that such shares, if they are received at a time when there is not in effect under the Securities Act of 1933 a registration statement relating to such shares and is not available for delivery a prospectus meeting the requirements of Section 10(a) (3) of said Act, shall be acquired for the purpose of investment and not with a view to the distribution thereof. In such event, I, or my beneficiaries, if applicable, consent: (a) upon receipt of the shares, to furnish Bancorp with an investment letter in form and substance satisfactory to Bancorp; (b) prior to selling or offering for sale any such shares, to furnish Bancorp with an opinion of counsel satisfactory to Bancorp to the effect that such sale may be lawfully made and to furnish Bancorp with such certificates regarding factual matters as Bancorp may reasonably request; and (c) to receive certificates for such shares marked with an appropriate legend describing such conditions precedent to sale or transfer.

10. Amendment of Agreement. This Agreement shall be subject to amendment by Bancorp only with my consent; provided, no amendment may have the effect of causing a change in the time of payout established in the Election Form.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

12. Interpretation of Agreement. This Agreement shall be subject to all of the relevant terms of the 1991 PSP, 1994 MIP and the Election Form as interpreted by the Committee. Except as otherwise provided in this Agreement, all terms used herein shall have the same meaning as set forth in these documents. By executing this Agreement, I acknowledge receipt of a copy of each of these documents and agree to be bound by their terms.


IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on


FIRST INTERSTATE BANCORP

By:____________________________________            ____________________________
           [Chairman of the Board]                 Employee



                                              2